EXHIBIT 10.1

                                                       December 23, 2002


America  Online,  Inc.
22000  AOL  Way
Dulles,  Virginia  20166
Attention:  General  Counsel

      Re:     Amendment and Waiver of Rights under Restructuring Agreement
              ------------------------------------------------------------

Ladies  and  Gentlemen:

     This letter agreement sets forth our agreement and understanding regarding the waiver of certain rights by America Online, Inc. ("AOL") under, and the amendment of certain provisions of, the Restructuring and Note Agreement, dated September 19, 2001 (the "Restructuring Agreement"), between AOL and Talk America Holdings Inc. ("Talk").

     A.  AMENDMENTS

          1. Section 4.8. Section 4.8(a) of the Restructuring Agreement is amended by deleting the words "on the fifth and seventh anniversaries of the date of this Agreement, (ii)" and renumbering clause (iii) to be clause (ii).

          2. Notes. It is agreed that the aggregate principal amount of the Convertible Notes (as defined in the Restructuring Agreement) outstanding on the date hereof is $30,149,637.91. The terms of each and every Convertible Note issued pursuant to the Restructuring Agreement that is now outstanding or may hereafter be issued in exchange upon transfer or prepayment of any outstanding Convertible Note shall be amended as follows, and a new Convertible Note in the foregoing principal amount, dated July 1, 2002 and reflecting such amendments shall be issued to AOL in exchange for the existing outstanding Convertible Notes:


               (a) to make the maturity date of the Convertible Note September 19, 2006, each reference in the Convertible Note to the year "2011" shall be replaced with the year "2006";

               (b) the proviso and the further proviso in the first paragraph shall be deleted in their entirety (all language after " on any overdue installment of interest until paid").

     B.  WAIVERS

          1. Section 5.3. Pursuant to Section 5.3 of the Restructuring Agreement, AOL has the right to prepayment of the AOL Note in an amount equal to the principal amount of Subordinated Indebtedness (as defined in the Restructuring Agreement) redeemed, repurchased or repaid, unless the cash used to redeem, repurchase or repay the Subordinated Indebtedness has been raised solely for such purpose through the issuance of additional Subordinated Indebtedness or equity of Talk. AOL hereby agrees to waive until September 30, 2003 this right solely with respect to the Note Buy Back (as defined below), provided that (i) the cash purchase price for any Existing Notes (as defined below) purchased shall not exceed 80% of the face (principal) amount of such Existing Notes, (ii) the aggregate cash payment amounts made by Talk with respect to both the Note Buy Back and the Stock Buyback together do not exceed $10,000,000 and (iii) for every dollar paid by Talk to purchase subordinated debt through the Note Buy Back, Talk shall promptly, but in no event later than 3 business days following such Note Buy Back, prepay $.50 of the principal amount of the outstanding Convertible Notes. For purposes of this Section B of this letter agreement, the "Existing Notes" means and includes, collectively, Talk's existing 12% Convertible Subordinated Notes due 2007, 8% Convertible Subordinated Notes due 2007 and 5% Convertible Subordinated Notes due 2004 (collectively, the "Existing Notes"), the "Note Buy Back" means the purchase or other acquisition of Existing Notes by Talk, prior to their respective maturities, in either the open market or privately, and the "Stock Buy Back" means the purchase or other acquisition by Talk with cash of shares of the common stock (the "Common Stock") of Talk, in either the open market or privately.


          2. Section 5.11. Pursuant to Section 5.11 of the Restructuring Agreement, subject to certain exceptions, Talk is prohibited from declaring or making any payment or distribution of any kind with respect to any of its equity interests, whether as a dividend, return of capital, redemption, repurchase or otherwise. AOL hereby agrees to waive until September 30, 2003 this prohibition solely with respect to the Stock Buy Back provided that (i) Talk purchases the Common Stock at or below the market price for such Common Stock, (ii) the aggregate cash payment amounts made by Talk with respect to both the Note Buy Back and the Stock Buy Back together do not exceed $10,000,000 and
          (iii) for every share of Common Stock purchased by Talk through the Stock Buy Back, Talk shall promptly, but in no event later than 3 business days following such Stock Buy Back, purchase one share of Common Stock from AOL at the greater of the price per share paid in the Stock Buy Back and the closing price on NASDAQ on the previous day as reported by The Wall Street Journal. AOL shall determine in its sole discretion which shares of Common Stock shall be purchased from AOL pursuant to clause (iii) of the previous sentence.


     C.  OTHER  AGREEMENTS.

          1. November Waiver. Pursuant to a letter agreement dated November 12, 2002, AOL granted a conditional waiver with respect to certain subordinated debt repurchases. Talk acknowledges that, from this date forward, such waiver shall be of no further force or effect, provided that such waiver shall continue to be effective as to any action taken by Talk prior to the date hereof pursuant to the terms of such waiver.

          2. Limited Effect. Except as expressly set forth herein, the execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of AOL under any Transaction Document (as defined in the Restructuring Agreement), nor constitute a waiver or amendment of any provisions of any Transaction Document. Except as expressly modified herein, all of the provisions and covenants of the Transaction Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed. Any waivers by AOL are limited to the circumstances described in this letter and will not be deemed to be a waiver of any other provision of the Restructuring Agreement, or a waiver of AOL's rights under Section 5.3 or Section 5.11 under any other circumstances. The Company hereby expressly acknowledges that failure by AOL to enforce its rights under
          Section 5.3 or Section 5.11 of the Restructuring Agreement in this instance or in the past does not entitle the Company to any such waiver under this or any other section of the Restructuring Agreement in the future.

          3. Representations andWarranties. Talk hereby represents and warrants that no Default or Event of Default exists as of the date hereof, both before and after giving effect to the provisions hereof.

     If you are in agreement with the foregoing, please so confirm by signing the enclosed copy of this letter as provided below and returning the signed copy to us, whereupon this letter agreement shall be a binding agreement between us. This letter may be executed in counterparts, each of which shall be deemed an original with the same effect as if the signatures were on the same instrument.


                              Very  truly  yours,

                              TALK  AMERICA  HOLDINGS,  INC.


                              By:  /s/ Aloysius T. Lawn IV
                                   ------------------------------
                              Name:  Aloysius  T.  Lawn  IV
                              Title:  EVP-General  Counsel


     The undersigned, America Online, Inc., hereby acknowledges the foregoing letter and consents and agrees to its terms.

AMERICA  ONLINE,  INC.


By:  /s/ Mark Wovsaniker
   -------------------------
Name:  Mark Wovsaniker
Title: Senior  Vice  President
Date:  December  20,  2002